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EXHIBIT 32.2

CERTIFICATION OF SENIOR VICE PRESIDENT, FINANCE
CALLISTO PHARMACEUTICALS, INC.
FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2008
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I am the Senior Vice President, Finance of Callisto Pharmaceuticals, Inc., a Delaware corporation (the "Company"). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended September 30, 2008 and filed with the Securities and Exchange Commission ("Form 10-Q").

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2008	/s/ BERNARD F. DENOYER Bernard F. Denoyer Senior Vice President, Finance

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  EXHIBIT 32.2
CERTIFICATION OF SENIOR VICE PRESIDENT, FINANCE CALLISTO PHARMACEUTICALS, INC. FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2008 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002